Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Report on Form 20-F of our report dated August 27, 2021, (November 1, 2021 as to the disclosure in Note 7 Revenues of the breakdown of revenues by product line and by sales channel) relating to the financial statements of Ermenegildo Zegna Holditalia S.p.A.. We also consent to the reference to us under the heading “Statement by Experts” in such Report.

/s/ Deloitte & Touche S.p.A.

Turin, Italy

December 23, 2021